Exhibit (a)(1)

Delaware The First State Page 1 I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STATUTORY TRUST REGISTRATION OF “REX ETF TRUST”, FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF OCTOBER, A.D. 2024, AT 5:22 O`CLOCK P.M. 5713214 8100 Authentication: 204718592 SR# 20244039667 Date: 10-24-24 You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE of DELAWARE CERTIFICATE of TRUST This Certificate of Trust is filed in accordance with the provisions of the Delaware Statutory Trust Act (Title 12 of the Delaware Code, Section 3801 et seq.) and sets forth the following: * First: The name of the trustis REX ETF Trust * Second: The name and address of the Registered Agent in the State of Delaware is Corporation Service Company, having an address at 251 Little Falls Drive, Wilmington DE 19808, Attn: Registered Agent. * Third: The Statutory Trust is or will become prior to or within 180 days following the first issuance of beneficial interests, a registered investment company under the Investment Company Act of 1940, as amended (15 U.S.C. §§ 80a-1 et seq.). * Fourth: (Insert any other information the trustees determine to include therein.) By: Trustee(s) Name: Gregory D. King Typed or Printed State of Delaware Secretary of State Division of Corporations Delivered 05:22 PM 10/24/2024 FILED 05:22 PM 10/24/2024 SR 20244039667 – File Number 5713214